Exhibit 10.19

Entrust Agreement

THIS ENTRUST AGREEMENT (the “Agreement”) is made on June 2, 2010 by and between Lionel Evan Liu, an Indonesia passport holder (the “Party A”), and ZHANG Jinghe, a PRC citizen (the “Party B”).

Whereas, the Party A currently owns 10,000 (100%) issued and outstanding shares of Dynamic Elite International Limited, a British Virgin Islands company (the “Company”).

Whereas, the Party B has the expertise in operating and managing enterprise, and Party A is to entrust Party B to exercise the shareholder’s rights of the Company on behalf of Party A.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The Party A hereby authorized Party B as his exclusive agent and attorney for the maximum period of time permitted by law and the Company’s Memorandum and Articles of Association, with respect to all of his shareholder’s rights and shareholder’s voting rights of the Company. Party B shall exercise such rights in accordance with and within the parameters of the law of the British Virgin Islands and the Memorandum and Articles of Association of the Company.

2.	Party B may establish and amend rules to govern how Party B shall exercise the powers entrusted by the Party A herein, including, but not limited to, the number or percentage of directors of the Company which shall be required to authorize the exercise of the voting rights granted by the Party A, and Party B shall only proceed in accordance with such rules.

3.	Party A hereby granted Party B irrevocable authorization to operate and manage the Company during the term of this Agreement. For the above purpose:

3.1	Party B shall designate and appoint on behalf of Party A the Company’s directors, legal representative, General Manager, Chief Financial Officer, and other senior officers. If any member of such senior management leaves or is dismissed by Party B on behalf of Party A, he or she will lose the qualification to take such position with the Company. The person designated and appointed by Party B in accordance with this section shall have the qualifications as a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

3.2	Party A hereby agrees to accept the corporate policies provided by Party B in connection with the Company’s daily operations, financial management and the employment and dismissal of the Company’s employees.

3.3	Without the prior written consent of Party B, the Company shall not conduct any transaction which may materially affect the assets, obligations, rights or the operations of the Company.

4.	Party A agrees and shall procure the Company to exercise Party B’s decisions, subject to Memorandum and Articles of the association of the Company, regarding: (i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangement; (ii) alter the shareholding structure of the Company; (iii) cancel or otherwise alter the shares of the Company Party A holds; (iv) amend the register of members or the memorandum and articles of association of the Company; (v) liquidate or wind up the Company, or; (vi) act or omit to act in such a way that would effect the interest of shares of the Company Party A holds.

5.	During the term of this Agreement, Party A hereby waives all the rights associated with his Shareholding, which have been granted to Party B under this Agreement, and shall not exercise such rights by Party A himself.

6.	This ENTRUST AGREEMENT shall take effect on the date of execution by Parties and shall remain in full force and effect unless terminated when Party A no longer holds any share of the Company.

IN WITNESS WHEREOF this Agreement is duly executed by each Party.

Party A:	/s/ Lionel Evan Liu
Name: Lionel Evan Liu

Party B:	/s/ ZHANG Jinghe
Name: ZHANG Jinghe